UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

May 19, 2004

Modine 401(k) Retirement Plan

For Hourly Employees

Modine Manufacturing Company
Exact name of registrant as specified in its charter
Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

TABLE OF CONTENTS

ITEM 4.     Change in Registrant's Certifying Accountant.

Explanatory Note: The Change in Registrant's Certifying Accountant referenced below relates only to the Modine 401(k) Retirement Plan for Hourly Employees.

The Committee (the "Plan Committee") administering the Modine 401(k) Retirement Plan for Hourly Employees (the "Plan") ended the engagement of PricewaterhouseCoopers LLP ("PwC") as the Plan's independent accountants and engaged Crow Chizek and Company LLC ("Crow Chizek") as the Plan's independent public accountants for the 2003 calendar year. The Plan Committee decided to change auditors for the Plan based solely upon the fees charged by each of PwC and Crow Chizek for the audit of Modine Manufacturing Company's (the "Company") employee benefit plans and the Committee's satisfaction with Crow Chizek's qualifications.

This action is effective as of May 19, 2004, the date the matter was presented to the Chair of the Company's Audit Committee (pursuant to authority granted to him by the Audit Committee) and he signed the engagement letter with Crow Chizek.

PwC's reports on the Plan's financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2002 and 2001 and through the date hereof, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Plan's financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of PwC's letter, dated May 25, 2004, stating its agreement with such statements.

During the years ended December 31, 2002 and 2001 and through the date of the Plan Committee's decision, the Plan Committee did not consult Crow Chizek with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.     Financial Statements and Exhibits

    Exhibits

Exhibit 16 Letter from PricewaterhouseCoopers LLP to

the Securities and Exchange Commission

dated May 25, 2004 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MODINE 401(K) RETIREMENT PLAN FOR HOURLY EMPLOYEES

By: /s/ D. B. Spiewak
D. B. Spiewak Committee Member

By: /s/ D. R. Zakos
D. R. Zakos Committee Member

Date: May 26, 2004

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated May 25, 2004